                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                                      REFAC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] Refac

                                     Refac
                              The Hudson River Pier
                  115 River Road, Edgewater, New Jersey, 07020


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 24, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Refac, a Delaware corporation (the "Corporation"), will be held at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Monday, June 24, 2002, at 10:00 A.M., New York City time, for the following purposes:

        1.  To elect directors of the Corporation; and

        2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on May 8, 2002 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

     A copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 is sent to you herewith.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors



                                            Robert L. Tuchman
                                            Chairman of the Board

                                      Refac
                              The Hudson River Pier
                   115 River Road, Edgewater, New Jersey 07020

                                 PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 24, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Refac, a Delaware corporation ("Refac" or the "Corporation"), to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on June 24, 2002, at 10:00 A.M., New York City time.

     You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Corporation bearing a later date than the date on the proxy and any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below.

     The Board of Directors has fixed the close of business on May 8, 2002 as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of and to vote at the meeting. The transfer books of the Corporation will not be closed. As of the Record Date, there were 3,795,261 outstanding shares of common stock, par value $.10 per share, of the Corporation ("Common Stock") entitled to vote at the meeting, the holders of which are entitled to one vote per share.

     The presence, in person or by proxy, at the meeting of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum. A plurality of the votes of the shares of Common Stock present at the meeting will be necessary for the election of directors of the Corporation. Under applicable Delaware law, in tabulating votes, abstentions (including broker non-votes) will be disregarded and will have no effect on the outcome of the vote.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy are being mailed to the Corporation's stockholders on or about May 20, 2002. A copy of the Corporation's Annual Report for the year ended December 31, 2001 is also enclosed.

                             PRINCIPAL STOCKHOLDERS

     On the Record Date, to the knowledge of the Corporation, the persons listed below were the only beneficial owners of more than five percent of the outstanding shares of Common Stock. The Corporation has no other class of voting securities outstanding.

             Name and Address of               Amount and Nature          Percentage  of
               Beneficial Owner             of Beneficial Ownership     Outstanding Shares
------------------------------------------------------------------------------------------
     Dimensional Fund Advisors Inc.
     1299 Ocean Avenue, 11/th/ Floor
     Santa Monica, CA 90401                      313,342  (1)                  8.26%

     FMR Corp.
     82 Devonshire Street
     Boston, MA 02109                            379,500  (2)                 10.00%

     Palisade Capital Management, L.L.C.
     One Bridge Plaza, Suite 695
     Fort Lee, NJ 07024                          319,100  (3)                  8.41%

     Robert L. Tuchman
     1 Vultee Drive
     Florham Park, New Jersey 07932              218,420  (4)                  5.59%

__________

      1. Dimensional Fund Advisor's share ownership is based upon the Schedule 13G filed on February 12, 2002.

      2. FMR Corp.'s share ownership is based upon the Schedule 13G filed on February 14, 2002. Such shares are directly held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR.

      3. Palisade Capital Management's share ownership is based upon the
         Schedule 13D filed on April 29, 2002. Of such shares, 7,900 and 1,300 shares are beneficially owned by Stephen Berman and Mark Hoffman, respectively, both principals of Palisade Capital Management, and 311,200 shares are directly held by Palisade Concentrated Equity Partnership, L.P.

      4. Includes 112,500 shares of Common Stock which may be acquired upon the exercise of stock options which are exercisable within sixty days of May 8, 2002.

Security Ownership of Management
--------------------------------

         The following table shows: (i) the number of shares of Common Stock that each of the Corporation's directors and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, May 8, 2002; and (ii) the percentage of the Corporation's outstanding shares that such ownership constitutes.

                                       Amount and Nature of        Percent of
                                      Beneficial Percent of       Outstanding
      Name of Beneficial Owner              Ownership               Shares
    ----------------------------------------------------------------------------
    Neil R. Austrian .............          4,579   (1)               *
    Raymond A. Cardonne ..........         33,666   (2)               *
    Robin L. Farkas ..............         20,598   (1)               *
    Clark A. Johnson .............          6,000   (3)               *
    Mark N. Kaplan ...............         16,828   (1)               *
    Robert L. Tuchman ............        218,420   (4)             5.59%
    Ira T. Wender ................          5,000   (1)               *
       Officers and Directors as a
    Group (7 persons) ............        305,091   (5)             7.36%

__________

* Represents less than 1% of the outstanding shares.

(1) Includes 4,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(2) Includes 30,750 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(3) Includes 6,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(4) Includes 112,500 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(5) Includes an aggregate of 165,250 shares of Common Stock which such persons may acquire upon the exercise of options which are exercisable immediately or within sixty days.

                                    PROPOSAL

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     Six directors of the Corporation, constituting the entire Board of Directors, are to be elected at the meeting. The directors will serve, subject to the By-Laws of the Corporation, until the Annual Meeting of Stockholders to be held in 2003 and until their respective successors shall have been elected and qualified.

     Each of the persons named below was elected to such position at the Corporation's Annual Meeting of Stockholders in 2001.

     (a) Business Experience
     -----------------------

                                                                                              Served
                                                                                           Continuously
                                                                                            as Director
         Name                 Age      Principal Occupation or Employment (1)                  Since
----------------------------------------------------------------------------------------------------------
Neil R. Austrian (2)           61       Private investor                                       1980

Robin L. Farkas                68       Private investor                                       1976

Clark A. Johnson (3)           70       Chairman, PSS World Medical, Inc.                      2000

Mark N. Kaplan                 72       Of Counsel, Skadden, Arps, Slate,                      1967
                                        Meagher & Flom LLP (Attorneys)

Robert L. Tuchman (4)          59       Chairman, President, Chief Executive Officer           1991
                                        and General Counsel, Refac

Ira T. Wender                  75       Of Counsel, Patterson, Belknap, Webb                   1981
                                        & Tyler (Attorneys)

(1) Unless otherwise noted, the principal occupation or employment of each individual set forth in this table has been such individual's principal occupation or employment for the past five years and no such individual holds another position or office with the Corporation.

(2) Neil R. Austrian was the President of the National Football League from April 1991 to December 31, 1999. He served as the Chairman of iWon, Inc. (www.iwon.com.) from October 1999 until July 2001.
      ------------

(3) Clark A. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports, Inc., a specialty retailer of decorative home furnishings, from March 1985 until June 1998. Since October 2000, he has been the Chairman of PSS World Medical, Inc.

(4) Robert L. Tuchman succeeded Eugene M. Lang as the Chief Executive Officer of the Corporation on January 6, 1997 and as Chairman of the Board of Directors on June 30, 1997. From August 1, 1991 to January 6, 1997, he served as the Corporation's President and Chief Operating Officer. He is also the Corporation's General Counsel. From May 1994 to March 1997, he held the position of Treasurer of the Corporation.

     (b) Other Directorships
     -----------------------

       The following nominees for director of the Corporation additionally serve as directors for the following other companies, which are either registered pursuant to Section 12 or subject to Section 15 (d) of the Exchange Act or are registered investment companies.

                   Name                    Other Directorships
            ---------------------          -------------------
              Neil R. Austrian             Office Depot, Inc.

              Robin L. Farkas              Insignia Financial Group Inc.

              Clark A. Johnson             Albertson's Inc.
                                           InterTAN, Inc.
                                           Metromedia International Group, Inc.
                                           Niagara Mohawk Holdings, Inc.
                                           PSS World Medical, Inc.

              Mark N. Kaplan               American Biltrite, Inc.
                                           Autobytel Inc.
                                           Congoleum, Inc.
                                           DRS Technologies, Inc.
                                           Grey Advertising Inc.
                                           Volt Information Sciences, Inc.


  (c)  Board Committees
  ---------------------

     The Board of Directors has established and currently maintains as standing committees an Audit Committee and a Compensation Committee. The Corporation does not have a nominating committee.

     Audit Committee - This committee was established at the November 1991 Board
     ---------------
meeting. The Audit Committee meets periodically with the Corporation's independent auditors to review plans for the audit and the audit results. The Audit Committee makes recommendations to the full Board as to the engagement or discharge of the independent auditors and reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies. The Audit Committee consists of three directors: Mark N. Kaplan, Clark A. Johnson and Ira T. Wender. This committee met four times in 2001. The members of the Audit Committee are "independent directors" as that term is defined by
Section 121(A) of the Listing Standards of the American Stock Exchange. The Board of Directors has adopted a written Audit Committee Charter, a copy of which was filed with the SEC as an exhibit to the Corporation's 2001 proxy statement.

     Compensation Committee - This committee administers the executive
     ----------------------
compensation and benefit plans and grants under such plans. The Compensation Committee consists of three directors: Neil R. Austrian, Mark N. Kaplan and Ira
T. Wender. This Committee met once in 2001. For further information regarding executive compensation, see "Compensation Committee Report on Executive Compensation," page 10.

  (d)  Meetings of the Board of Directors and its Committees
  ----------------------------------------------------------

     During the last fiscal year, four meetings of the Board of Directors of the Corporation were held. During such period, all of the directors attended 100% of the Board meetings, except for Neil R. Austrian who attended 50%. Each of the members of the Compensation Committee attended its meeting. Each of the members of the Audit Committee attended 100% of the meetings, except for Ira T. Wender who attended 75%.

  (e) Directors' Compensation
  ---------------------------

     Each director who is not also an employee of or consultant to the Corporation was paid the sum of $1,000 for each meeting of the Board of Directors attended in 2001. No additional payments were made with respect to service on or attendance at the meetings of any committee established by the Board. Mark N. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, which has provided legal services to the Corporation since 1982. Except as otherwise provided in this Proxy Statement, no director received any other compensation from the Corporation in 2001.

  (f) Vote Required
  -----------------

     Election of the directors of the Corporation will require the affirmative vote of a plurality of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL DIRECTORS.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the years ended December 31, 2001, 2000 and 1999 to the Chief Executive Officer and each of the executive officers of the Corporation whose aggregate compensation exceeded $100,000 in 2001 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                     Securities
                                                                                     Underlying
                                                        Annual Compensation           Options
                                                   -------------------------------
                     Name and Position              Year      Salary      Bonus          (#)
           -------------------------------------------------------------------------------------
           Robert L. Tuchman, Chairman,             2001     $290,000     $18,938            -
             President, Chief Executive Officer     2000     $280,000     $71,675       50,000
             and General Counsel                    1999     $270,000     $72,102            -

           Raymond A. Cardonne, Jr.                 2001     $175,000           -            -
             Vice President,  Secretary and         2000     $160,000           -            -
             Chief Financial Officer                1999     $143,500     $14,500        7,500

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No options were granted to or exercised by the Named Executives during 2001. The Corporation has not granted stock appreciation rights. The following table reflects that there are no "In-the-Money Options" held by the Named Executives as of December 31, 2001.

                          FISCAL YEAR-END OPTION VALUES

                                                Number of Securities
                                                     Underlying                Value of Unexercised
                                                Unexercised Options            In-the-Money Options
                                                 At Fiscal Year-End             At Fiscal Year-End
                                            -------------------------------------------------------------
                                                                Not                             Not
                     Name                    Exercisable    Exercisable     Exercisable     Exercisable
     ----------------------------------------------------------------------------------------------------
       Robert L. Tuchman                         100,000         50,000           -               -

       Raymond A. Cardonne, Jr.                   24,750         17,750           -               -
     ----------------------------------------------------------------------------------------------------

                              EMPLOYMENT CONTRACTS

Robert L. Tuchman
-----------------

     The Corporation is party to an employment contract with Mr. Tuchman (the "Tuchman Employment Agreement"), which, as amended in March 2002, has a term ending on March 31, 2004. In addition to salary payments, the Tuchman Employment Agreement provides for the payment of incentive compensation based on Mr. Tuchman's success in repositioning the Corporation for sale or liquidation. Such incentive compensation is payable on the occurrence of certain payment events which include a liquidation or change in control of the Corporation or the expiration of the term of the agreement. Mr. Tuchman is entitled to an aggregate of 16% of the greater of the following two amounts: (i) the cash and the fair market value (as determined by the Board in its sole discretion) of securities available for distribution to stockholders in excess of $10,000,000; or (ii) the price per share paid for acquisition of more than 50% of the Corporation's common stock (applied to the total shares then outstanding) in excess of $10,000,000. Under the Tuchman Employment Agreement, the Corporation accepted from Mr. Tuchman in payment for the exercise of certain stock options a promissory note in an amount equal to $375,000. The note, as modified in March 2002, bears interest at the rate of 6% per annum and is repayable in ten equal annual installments commencing December 31, 2004. The Tuchman Employment Agreement further provides that Mr. Tuchman will not engage in any "Competitive Activity" (as defined in the Tuchman Employment Agreement) during the term of such Employment Agreement, and for a period of two years following his termination of employment, that he will not solicit the business of any client or prospective client of the Corporation or the employment of any present or future employee of the Corporation.

     In the event that the Corporation terminates Mr. Tuchman's employment for any reason other than because of a permanent disability, death or for cause (as each such term is defined in the Tuchman Employment Agreement), Mr. Tuchman is entitled to receive a lump sum equal to his full salary through the expiration date of the Tuchman Employment Agreement. In addition, Mr. Tuchman is entitled to receive, except to the extent that he receives similar benefits from a subsequent employer, life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through March 31, 2004. In the event that Mr. Tuchman's employment with the Corporation is terminated by the Corporation (or any successor thereto) because of a permanent disability, death or without cause or upon the expiration of the term, Mr. Tuchman is entitled to receive incentive compensation based upon (i) the aggregate amount of cash and the fair market value (as determined by the Board in its sole discretion) of securities that are available for distribution to the Corporation's stockholders (plus the aggregate amount distributed in any prior liquidation distribution paid to stockholders plus any compensation paid to Mr. Tuchman or Mr. Cardonne with respect thereto) plus (ii) the amount (as determined by the Board in its sole discretion) that reasonably may be realized upon the sale of REFAC's remaining assets, minus (iii) the cash and fair market value of assets (as determined by the Board in its sole discretion) needed to be reserved for actual or potential liabilities or claims against or relating to the Corporation (but excluding Messrs. Tuchman and Cardonne's incentive compensation under their respective employment agreements with the Corporation), minus (iv) legal and other fees and expenses expected by the Board, in its sole discretion, to be incurred by the Corporation in connection with the sale of the Corporation's assets, minus (v) $10 million. Any such payment would be offset by the amount of any incentive compensation payments previously made to Mr. Tuchman in connection with the repositioning.

Raymond A. Cardonne
-------------------

     The Corporation is party to an employment contract with Mr. Cardonne (the "Cardonne Employment Agreement"), which has a term ending on March 31, 2004. In addition to salary payments, the Cardonne Employment Agreement provides for the payment of incentive compensation based on Mr. Cardonne's success in repositioning the Corporation for sale or liquidation. Such incentive compensation is payable on the occurrence of certain payment events which include a liquidation or change in control of the Corporation or expiration of the term of the agreement. Mr. Cardonne is entitled to an aggregate of 4% of the greater of the following two amounts: (i) the excess of cash and the fair market value (as determined by the Board in its sole discretion) of securities available for distributions to stockholders in excess of $10,000,000; or (ii) the price per share paid for acquisition of more than 50% of the Corporation's common stock (applied to the total shares then outstanding) in excess of $10,000,000. The Cardonne Employment Agreement further provides that Mr. Cardonne will not engage in any "Competitive Activity" (as defined in the Cardonne Employment Agreement) during the term of such Employment Agreement, and for a period of two years following his termination of employment, that he will not solicit the business of any client or prospective client of the Corporation or the employment of any present or future employee of the Corporation.

     In the event that the Corporation terminates Mr. Cardonne's employment for any reason other than because of a permanent disability, death or for cause (as each such term is defined in the Cardonne Employment Agreement), Mr. Cardonne is entitled to receive a lump sum equal to his full salary through the expiration date of the Cardonne Employment Agreement. In addition, Mr. Cardonne is entitled to receive, except to the extent that he receives similar benefits from a subsequent employer, life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through March 31, 2004. In the event that Mr. Cardonne's employment with the Corporation is terminated by the Corporation (or any successor thereto) because of a permanent disability, death or without cause or upon the expiration of the term, Mr. Cardonne is entitled to receive incentive compensation based upon (i) the aggregate amount of cash and the fair market value (as determined by the Board in its sole discretion) of securities that are available for distribution to the Corporation's stockholders (plus the aggregate amount distributed in any prior liquidation distribution paid to stockholders plus any compensation paid to Mr. Cardonne or Mr. Tuchman with respect thereto) plus (ii) the amount (as determined by the Board in its sole discretion) that reasonably may be realized upon the sale of REFAC's remaining assets, minus (iii) the cash and fair market value of assets (as determined by the Board in its sole discretion) needed to be reserved for actual or potential liabilities or claims against or relating to the Corporation (but excluding Messrs. Cardonne and Tuchman's incentive compensation under their respective employment agreements with the Corporation), minus (iv) legal and other fees and expenses expected by the Board, in its sole discretion, to be incurred by the Corporation in connection with the sale of the Corporation's assets, minus (v) $10 million. Any such payment would be offset by the amount of any incentive compensation payments previously made to Mr. Cardonne in connection with the repositioning.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. While the Committee administers, and makes recommendations to the Board of Directors with respect to, the executive compensation, stock option and benefit plans and grants under such plans, the Corporation's overall compensation strategy, including a determination of compensation paid to the Chief Executive Officer of the Corporation, Robert L. Tuchman, is determined by the entire Board of Directors.

Objectives
----------

     The Committee's primary objective is to retain the most highly qualified executive officers and to ensure that their compensation structure aligns their interests with those of the stockholders of the Corporation. Mr. Tuchman was the only key executive for whom the Committee was responsible for administering compensation in 2001. In 2002, the Committee also became responsible for administering the compensation of Raymond A. Cardonne, Jr., the Corporation's Vice President and Chief Financial Officer.

     In March 2002, the Corporation announced that it would reposition itself for sale or liquidation. The Committee determined to recommend to the Board that Mr. Tuchman's contract be amended and that the Corporation enter into a new employment agreement with Mr. Cardonne, whereby such officers would receive incentive bonuses based upon the value of assets available to be distributed to stockholders upon such sale or liquidation. The Committee believes that such incentive compensation will (i) maintain continuity of Refac's management while exploring a sale of the Corporation's assets and (ii) align management's interests with the other shareholders of the Corporation by providing them with incentives for completing the sale.

Employment Agreements
---------------------

     The Corporation has employment agreements with Mr. Tuchman and Mr. Cardonne. The Committee has considered the advisability of using employment agreements and has determined that their use is in the best interest of the Corporation because it facilitates the Corporation's ability to retain the services of highly qualified executive officers. The Committee has observed that the use of employment agreements by the Corporation has provided stability with respect to the leadership of the Corporation's executive officers, and the Committee has determined that the practice of using employment agreements to retain the services of its senior executive officers should continue during the period that it is repositioning itself for sale or liquidation. Each executive officer's employment agreement separately reflects the terms that the Committee felt were necessary and appropriate to retain the services of such officer.

Components of Executive Compensation
------------------------------------

     The Corporation's executive compensation program consists of cash and equity compensation components.

     Cash Compensation
     -----------------

     Cash compensation is comprised of base salary and annual cash incentive bonuses. Cash compensation levels for Messrs. Tuchman and Cardonne are subject to the provisions of their respective employment agreements with the Corporation. The terms and conditions of these employment agreements are discussed in detail above under "Employment Agreements".

     The Corporation offers the Chief Executive Officer an opportunity to earn additional cash compensation in the form of an annual bonus based on a number of subjective factors, including the earnings of the Corporation and the efforts of the Chief Executive Officer. In 2001, the subjective factors included the implementation of a General and Administrative Cost Reduction Program and the progress made to better align direct costs with revenues in a challenging economic climate for the Corporation's businesses.

     Equity Compensation
     -------------------

     In 2001, Messrs. Tuchman and Cardonne did not receive any equity compensation.

Chief Executive Officer Compensation
------------------------------------

     Mr. Tuchman has served as Chief Executive Officer of the Corporation since January 6, 1997. Mr. Tuchman's compensation is governed by the terms of an employment contract between Mr. Tuchman and the Corporation, entered into at the time he joined the Corporation in 1991. The contract was amended in each of 1994, 1996, 1999 and March 2002. In addition to salary payments, the Board of Directors may, in its sole discretion, determine that the Corporation should pay Mr. Tuchman an annual bonus. In its recommendation to the Board of Directors regarding Mr. Tuchman's bonus for fiscal 2001, the Committee considered Mr. Tuchman's active role in connection with the Company's further development of Refac Consumer Products, Inc., including the launching of the MTV product line, the implementation of a General and Administrative Cost Reduction Program and the progress made to better align direct costs with revenues. Bonuses that were paid to Mr. Tuchman in the three most recent completed fiscal years are disclosed above in the bonus column of the Summary Compensation Table.

     As discussed in detail above, in March 2002, Mr. Tuchman's agreement was amended to provide that he would receive an incentive bonus upon the sale or liquidation of the Corporation.

Deductibility of Compensation
-----------------------------

     Section 162(m) of the Code generally limits to $1,000,000 the Corporation's federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and the four other most highest paid executive officers, to the extent such compensation is not "performance-based" within the meaning of
Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee's judgment, it is in the Corporation's best interest to do so.

              The Compensation Committee of the Board of Directors

                                Neil R. Austrian
                                Mark N. Kaplan
                                Ira T. Wender

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of the following three directors:
Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. Mr. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP which has provided legal services to the Corporation since 1982. None of the Committee members otherwise received any compensation from the Corporation other than their fees as directors of the Corporation.


           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following graph provides information on the cumulative total return, assuming reinvestment of dividends, for the period commencing December 31, 1996 and ending December 31, 2001, of the Corporation's Common Stock as compared to the American Stock Exchange Index and a published industry index, referred to below as the "Industry Index," which includes companies in Standard Industrial Classification Code 6794 (Patent Owners and Lessors), which is the Corporation's primary SIC reporting code.

                   COMPARISON 5-YEAR CUMULATIVE TOTAL RETURN
                                  AMONG REFAC,
                      INDUSTRY INDEX AND AMEX MARKET INDEX

                                     [GRAPH]

-------------------------------------------------------------------------------------------------
                                                        YEAR ENDED DECEMBER 31,
-------------------------------------------------------------------------------------------------
                                     1996       1997       1998      1999       2000      2001
-------------------------------------------------------------------------------------------------
Refac                               $100.00    $182.98    $122.34   $ 68.09    $ 39.37    $ 43.40
-------------------------------------------------------------------------------------------------
Industry Index (SIC Code 6794)      $100.00    $116.89    $136.14   $ 81.91    $ 28.50    $ 72.47
-------------------------------------------------------------------------------------------------
American Stock Exchange Index       $100.00    $120.33    $118.69   $147.98    $146.16    $139.43
-------------------------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

     The Board of Directors maintains an audit committee comprised of three of the Corporation's outside directors. The members of the audit committee are "independent directors" as that term is defined by Section 121(A) of the Listing Standards of the American Stock Exchange.

     The audit committee oversees the Corporation's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the 2001 Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written charter of the audit committee.

     The Corporation's management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted accounting principles.

     In performing its oversight function, the committee reviewed with the Corporation's independent auditors such auditors' judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Corporation and received the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     The committee discussed with the Corporation's independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

     In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the committee set forth below and in its charter, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the Corporation's independent auditors.

     The members of the audit committee are not professionally engaged in the practice of auditing or accounting, are not employed by the Corporation for accounting, financial management or internal control purposes and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of the Corporation's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Grant Thornton LLP is in fact "independent."

                              The Audit Committee of the Board of Directors

                              Mark N. Kaplan, Chair
                              Clark A. Johnson
                              Ira T. Wender


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP served as the independent public accountants for the Corporation and its subsidiaries for the fiscal year ended December 31, 2001 and the Board of Directors has retained such firm to serve as the Corporation's independent public accountants for the fiscal year commencing January 1, 2002. Grant Thornton LLP does not have any direct or indirect financial interest in the Corporation or any of its subsidiaries in any capacity other than that of independent public accountants. A representative of the firm will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.


                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Refac for the fiscal year ended December 31, 2001 by the Corporation's principal accounting firm, Grant Thornton LLP:

               -----------------------------------------------
                Audit Fees                            $85,570
               -----------------------------------------------
                Financial Information Systems
                Design and Implementation Fees        $     0
               -----------------------------------------------
                All Other Fees                        $32,521
               -----------------------------------------------

     "All Other Fees" consists of the preparation of the Corporation's tax returns and related tax matters. The Audit Committee has considered such other fees, and determined that such fees are compatible with maintaining Grant Thornton LLP's independence.

                                  OTHER MATTERS

     The Board of Directors of the Corporation does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.


                            PROPOSALS BY STOCKHOLDERS

     Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2003 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on June 24, 2003, must be received by the Corporation at the Corporation's principal executive offices by January 20, 2003 if they are to be included in the Corporation's proxy statement and proxy relating to such meeting. The Corporation's By-Laws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 25, 2003 and not earlier than March 26, 2003.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of Forms 3, 4 and 5 filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, and amendments thereto, the Corporation believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its officers, directors and other principal stockholders of the Corporation were complied with.


                             SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may solicit proxies personally and by telephone and telegraph.


                                          By Order of the Board of Directors

                                          Robert L. Tuchman
                                          Chairman of the Board

May 20, 2002

[LOGO OF REFAC]

                                     Refac
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        FOR ANNUAL MEETING JUNE 24, 2002

         The undersigned, revoking all proxies heretofore given, hereby appoints ROBERT L. TUCHMAN, MARK N. KAPLAN and IRA T. WENDER, or any of them, with the power of substitution, proxies for the undersigned to vote at the Annual Meeting of Stockholders of Refac (the "Corporation") to be held at 10:00 A.M. (New York City time) on Monday, June 24, 2002, at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, NY, and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposal proposed by management of the Corporation.

                       (Please date and sign reverse side)

                                 [LOGO OF REFAC]

                   Please date, sign and mail your proxy card
                           back as soon as possible!

                         Annual Meeting of Shareholders
                                     Refac

                              Monday, June 24, 2002
                                    10:00 AM
                            Board of Governors' Room
                         of the American Stock Exchange
                                86 Trinity Place
                                  New York, NY

                 Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

                  FOR    WITHHELD
1. ELECTION OF                                      Nominees: Neil R. Austrian
   DIRECTORS      [_]      [_]                                Robin L. Farkas
                                                              Clark A. Johnson
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE                  Mark N. Kaplan
FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE                     Robert L. Tuchman
THROUGH THE NOMINEE'S NAME LISTED AT RIGHT.)                  Ira T. Wender


2. For the transaction of such other business as may properly come before the meeting and at any adjournment or adjournments thereof.

Receipt of the Notice of Annual Meeting and Proxy Statement and the Annual Report of the Corporation for the year ended December 31, 2001 is hereby acknowledged.

THE PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM (2). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Please fill out, date, sign and mail this proxy card in the accompanying envelope. No postage required.








SIGNATURE __________________________________________ DATE ___________, 2002

SIGNATURE __________________________________________ DATE ___________, 2002
                  SIGNATURE IF HELD JOINTLY

NOTE: If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.